EXHIBIT 10.19

STOCK PURCHASE AGREEMENT

BETWEEN

AND

CERTAIN INVESTORS

(AS LISTED ON SCHEDULE A)

DATED

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of 21st day of April 4, 2004 by and among Process Equipment, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Company”), and certain investors, (hereinafter referred to collectively as “Investor” or “Investors”) as listed on Schedule A herein (each agreement with an Investor being deemed a separate and independent agreement between the Company and such Investor).

PRELIMINARY STATEMENT:

WHEREAS, the Investors wish to purchase, upon the terms and subject to the conditions of this Agreement, a minimum of One Million Dollars ($1,000,000) and a maximum of One Million Two Hundred Ninety Two Thousand Dollars ($1,292,000) of investment units (“Units”), at a price of $34,000 per Unit consisting of (i) 200,000 shares of the Company’s Common Stock (on a when-issued basis) (ii) 80,000 Class C Common Stock Purchase Warrants and (iii) 80,000 Class D Common Stock Purchase Warrants; and

WHEREAS, the parties intend to memorialize the purchase and sale of such Units;

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS

1.1 Incorporation by Reference. The foregoing recitals, Schedule A and the Exhibits attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2 Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company’s principal office.

1.3 Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

1.3.1	“1933 Act” means the Securities Act of 1933, as amended.

1.3.2 “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.3.3 “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

1.3.4 “Articles”. The Articles of Incorporation of the Company, as the same may be amended from time to time.

1.3.6 “Common Stock” means the shares of common stock of the Company, par value $0.001 per share.

1.3.7 “Effective Date” shall mean the date the Registration Statement of the Company covering the Shares being subscribed for hereby is declared effective.

1.3.7 “Final Closing” means the earlier of April 30, 2004 or upon all of the conditions of Article VIII and Article IX herein are satisfied, unless extended by mutual consent by the Company and the Investors until May 15, 2004.

1.3.8 “Material Adverse Effect” shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

1.3.9 “Nevada Act” means the Nevada revised Statutes, as amended.

1.3.10 “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

1.3.11 “Purchase Price” means the purchase price for the Units.

1.3.12 Registration Rights Agreement” shall mean the registration rights agreement between the Investors and the Company attached hereto as Exhibit B.

1.3.13 “Registration Statement” shall mean the registration statement under the 1933 Act to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement.

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

1.3.14 “SEC” means the Securities and Exchange Commission.

1.3.15 “SEC Documents” shall mean the Company’s latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

1.3.16 “Shares” shall mean, collectively, the shares of Common Stock of the Company being subscribed for hereunder and those shares of Common Stock issuable to the Investor upon exercise of each of the Warrants.

1.3.17 “Units” shall mean the Common Stock and the Warrants collectively included in each investment unit purchased hereunder.

1.3.18 “Warrants” shall mean, collectively, the Class C and D Common Stock purchase warrants in the form attached hereto as Exhibit A.

ARTICLE II

SALE AND PURCHASE OF THE COMPANY’S UNITS

AND PURCHASE PRICE

2.1 Sale of Units Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase the following Units with an aggregate principal amount of a minimum of One Million Dollars ($1,000,000) and a maximum of One Million Two Hundred Ninety Two Thousand Dollars ($1,292,000) in accordance with the commitments set forth on Schedule A attached hereto, at the Purchase Price on or prior to the Final Closing, each Unit consisting of:

2.1.1 Common Stock Upon execution and delivery of this Agreement and the Company’s receipt of the Purchase Price (as described herein), each Investor shall have the right receive shares of Common Stock of the Company, when issued, at a value of $ 0.17 per share. The Company shall register those shares of Common Stock pursuant to the terms and conditions of a Registration Rights Agreement attached hereto as Exhibit B. The Registration Rights Agreement shall include, but not be limited to, such terms and conditions as the registration of the shares of Common Stock sold hereunder, unlimited “piggy back” registration rights, and liquidated damages to the Investor of twenty-four percent (24%) of the Purchase Price per annum payable on a monthly basis if the shares of Common Stock are not registered pursuant to an effective Registration Statement within six months of the Closing Date or if the shares of Common Stock are registered pursuant to an effective Registration Statement and such

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

Registration Statement or other Registration Statement including the shares of Common Stock is not effective in the period from six months following the Final Closing through two years following the Closing Date, except that the obligation of the Company terminates when the holder of shares of Common Stock no longer holds more than twenty percent (20%) of their shares of Common Stock as acquired herein.

2.1.2 Warrants Upon execution and delivery of this Agreement and the Company’s receipt of the Purchase Price (as described herein), each Investor shall receive (i) four-tenths (0.4) Class C Warrant and (ii) four-tenths (0.4) Class D Warrant for every share of Common Stock purchased hereunder. The Warrants, forms of which are attached hereto as Exhibit A shall include, but not be limited to, such terms and conditions as the exercise price of $0.42 per share for the Class C Warrant and $0.84 per share for the Class D Warrant (as adjusted for each Warrant from time to time as provided in the Warrant), an expiration date of five (5) years from the date of issuance or eighteen months from effectiveness of a Registration Statement, whichever is longer, with a cashless exercise provision.

2.2 Purchase Price. The purchase price to be paid by each Investor shall be $34,000 per Unit, as the case may be, in accordance with Schedule A attached hereto, and shall be payable in United States Dollars. Payment of the Purchase Price shall be made at or prior to each Closing (as hereinafter defined) according to the following instructions:

Payment by check shall be as follows:

_______________ as Escrow Agent for __________________

Payment by wire shall be as follows:

____________

ABA# ______________

FAO: _______________

Acct # ______________

FFC: _______________

2.3 Escrow. The funds received by Feldman Weinstein LLP (the “Escrow Agent”) in accordance with Section 2.2 of this Agreement shall be held in escrow pursuant to the terms and conditions of the Escrow Agreement attached hereto as Exhibit D.

ARTICLE II

FINAL CLOSING AND DELIVERIES AT CLOSING

3.1 Final Closing The closing of the transactions contemplated by this Agreement (each, a “Closing”), unless expressly determined herein, shall be held at mutually agreeable locations in New York, NY, at or prior to 5:00 P.M. local time, on the Final Closing or on such other date

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2 Deliveries by the Company. In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the Investors, the following:

(a)	When Issued, Certificates representing the Common Stock purchased hereunder, which certificates shall be duly issued in the name of each Investor;
(b)	At or prior to Closing, an executed Agreement;
(c)	Within seven (7) business days of each Closing, executed Warrants in the name of each Investor in the form attached hereto as Exhibit A;
(d)	At or prior to Closing, an executed Registration Rights Agreement between the Investor and the Company in the form attached hereto as Exhibit B;
(e)	At or prior to Closing, confirmation that the provisions of Paragraph 6.6 herein have been satisfied or commenced, as appropriate; and
(f)	Such other documents or certificates as shall be reasonably requested by the each Investor or its counsel.

3.3 Deliveries by Investor. In addition to and without limiting any other provision of this Agreement, each Investor agrees to deliver, or cause to be delivered, to the Company, as appropriate, the following:

(a)	At or prior to Closing, the Purchase Price;
(b)	At or prior to Closing, an executed Agreement; and
(c)	At or prior to Closing, an executed Registration Rights Agreement between the Investor and the Company in the form attached hereto as Exhibit B.

In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.4 Further Assurances. The Company and each Investor shall, upon request, on or after the Final Closing, cooperate with each other (specifically, the Company shall cooperate with each Investor, and each Investor shall cooperate with the Company, and no Investor is required to cooperate with any other Investor) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Purchaser has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

4.2 Certificate of Incorporation and By-Laws. The complete and correct copies of the Company’s Certificate of Incorporation and By-Laws, as amended or restated to date which have been filed with the Securities and Exchange Commission are a complete and correct copy of such document as in effect on the date hereof and as of each Closing.

4.3	Capitalization.

4.3.1 The authorized and outstanding capital stock of the Company is set forth below. All shares of capital stock have been duly authorized and are validly issued, and are fully paid and no assessable, and free of preemptive rights.

4.3.2 Except pursuant to this Agreement, and as set forth below, as of the date hereof and as of each Closing, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company agrees to inform the Investors in writing of any additional warrants granted prior to each Closing.

Stockholder Schedule --/--/----	No Shares	Type

	__________	Common

	__________	Common

	__________	Common

	__________	Common

	__________	Common

Total	__________

Warrantholder Schedule --/--/----	No Shares

Total	__________

4.3.3 For a period of the earlier of two years from Final Closing or until 80% of the Warrants have been exercised, the Company will not: (i) issue any convertible preferred stock, convertible debt, floating conversion options, nor any other debt instrument that converts into equity, (ii) include non-employees in any S-8 registration statement, or (iii) issue any common stock purchase warrants or options (other than in connection with an Employee Stock Option or Director’s Stock Option Plan) with an exercise price below $0.35 per share. Any of these clauses may be waived, in whole or in part, at the option of the purchasers of 75% of the Units.

4.3.4 The Company (i) upon each Closing will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to each Investor, the Warrants hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever; and (ii) upon issuance, will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to each Investor, the Common Stock subscribed for hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever. Upon delivery of and payment by each Investor of the Purchase Price to the Company, such Investor will acquire good and marketable title to such Shares, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever, other than restrictions under the 1933 Act and restrictions upon exercise of the Warrants and issuance of the Common Stock subject to the Company’s obligation to increase its authorized share capital pursuant to Section 6.2 below.

4.4 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, except that the Company must obtain shareholder approval for an

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

amendment to its Certificate of Incorporation to increase its authorized number of shares of Common Stock prior to issuance of the Common Stock purchased hereunder and prior to any exercise of the Warrants, pursuant to Section 6.2 below. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

4.5 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of their respective obligations hereunder will not: (i) conflict with or violate the Articles or By-Laws of the Company, except as noted in Section 4.4 above; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, “Laws”) in effect as of the date of this Agreement and applicable to the Company; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by the Company or any of its properties or assets is bound. Excluding from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect.

4.6 Report and Financial Statements. The Company’s Annual Report on Form 10-KSB, filed on April 30, 2003 with the Securities and Exchange Commission contains the audited financial statements of the Company as of December 31, 2002 (the “Financial Statements”). Each of the balance sheets contained in or incorporated by reference into any such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of the Company as of its date, and each of the statements of income and changes in stockholders’ equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of the Company for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles (“U.S. GAAP”) consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of the Company have been, and are being, maintained in all material respects in accordance with U.S. GAAP or such other applicable internationally accepted legal and accounting requirements that the Company is subject to.

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

4.7 Compliance with Applicable Laws. The Company is not in violation of, or, to the knowledge of the Company is under investigation with respect to or has been given notice or has been charged with the violation of any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8 Brokers. Except for Westminster Securities Corporation, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.9 SEC Documents. The Company acknowledges that it is a publicly held company and has made available to the Investors after demand true and complete copies of any requested SEC Documents. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is traded on the OTC Bulletin Board Market of the National Association of Securities Dealers, Inc. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such trading, and the Company has maintained all requirements for the continuation of such trading. The Company has not provided to the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading that the Investor has received from the Company reports with the Securities and Exchange Commission and with the NASD.

4.10 Litigation. To the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or threatened against the Company.

4.11 Exemption from Registration. Subject to the accuracy of the Investors’ representations in Article V, except as required pursuant to the Registration Rights Agreement, the sale of the Units will not require registration under the 1933 Act and/or any applicable state securities law. When validly converted in accordance with the terms of the Warrants, the Shares underlying the Warrants will be duly and validly issued, fully paid, and non-assessable. The Company is issuing the Units in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933, and/or Section 4(2) of the 1933 Act.

4.12 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Units, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Units, under the 1933 Act, except as required herein.

4.13 No Material Adverse Change. Since December 31, 2003, no Material Adverse Effect has occurred or exists with respect to the Company that has not been disclosed in the SEC Documents. No material supplier has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company from historical levels. Since December 31, 2003, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investors.

4.14 Internal Controls And Procedures. To the Company’s knowledge, it is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management’s authorization; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company’s consolidated assets is permitted only in accordance with management’s authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

4.15 Full Disclosure. No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Purchaser pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally and not jointly, as to himself or itself and not as to any other Investor, represents and warrants to the Company that:

5.1 Organization and Standing of the Investor. Where the Investor is a corporation, such Investor is duly incorporated, validly existing and in good standing under the laws of the state in which it was formed. The state in which any offer to purchase shares hereunder was made or

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

accepted by such Investor is the state shown as such Investor’s address. If an entity, the Investor was not formed for the purpose of investing solely in the Units the subject of this Agreement.

5.2 Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the Units being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary corporate action where appropriate. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

5.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor’s charter documents or bylaws where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor’s obligations under this Agreement or to purchase the Units in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

5.4 Financial Risks. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the Units and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the Units by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the Units.

5.5 Accredited Investor. The Investor is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

(6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Units.

5.6 Brokers. Except for Westminster Securities Corporation, who shall be paid by the Company, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investors.

5.7 Knowledge of Company. Each Investor and such Investor’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Units. Each Investor and such Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.8 Risk Factors Each Investor understands that such Investor’s investment in the Units involves a high degree of risk. Each Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Units. Each Investor warrants that such Investor is able to bear the complete loss of such Investor’s investment in the Units.

5.9 Full Disclosure. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, each Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

ARTICLE VI

COVENANTS OF THE COMPANY

6.1. Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

6.2. Increase in Share Capital. The Company shall hold a meeting of its stockholders as soon as practical, at which meeting the Company shall seek the approval of its shareholders for the issuance of the Shares in accordance with Nevada or other applicable law. The Company’s board of directors shall recommend to the stockholders that they vote in favor of such proposal,

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

and the Company shall use all efforts the Company’s Board of Directors determines to be commercially reasonable to solicit proxies in favor of such proposal and to secure such favorable vote. In addition, holders of a minimum of fifty percent (50%) of the Company’s outstanding shares agree to vote in favor of such proposal, such binding agreements attached hereto as Exhibit C. In the event a favorable vote is achieved, the Company agrees thereafter to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Shares.

6.3. Listing Of Common Stock. The Company hereby agrees to maintain the listing or trading of the Common Stock on a publicly traded market. The Company will take all action to continue the listing or trading of its Common Stock on a publicly traded market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such publicly traded market.

6.4. Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the 1934 Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the 1934 until the Investors have disposed of all of their Shares.

6.5. Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.6 Independent Directors. The Company will cause the appointment of at least two independent directors within sixty (60) days. If no such Directors are appointed, the Company shall pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to twelve percent (12%) of the Purchase Price per annum, payable monthly. The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 6.6 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Company to appoint at least two independent directors in accordance with the provision hereof.

6.7 Use of Proceeds. The Company will use the proceeds from the sale of the Units (excluding amounts paid by the Company for legal and administrative fees in connection with the sale of the Units) for working capital.

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

6.8 Right of First Refusal. So long as the Registration Statement is not effective for the Shares subsequent to the Required Effectiveness Date (other than pursuant to a Black-Out Period) and any Investor holds Registrable Shares, each such Investor shall have the right to participate in any financing by the Company on a pro rata basis on the same terms and conditions as other investors in such offering. Unless defined herein, capitalized terms in this Section 6.8 shall have the meanings ascribed to them in the Registration Rights Agreement.

6.9 Price Adjustment. If, within the 24 months following the Final Closing, the Company closes on the sale of a convertible note or notes, shares of Common Stock, or shares of Preferred Stock, or warrants, rights or options to purchase Common Stock (other than pursuant to an Employee Stock Option Plan or Directors’ Stock Option Plan) at a price per share of Common Stock, or with a conversion or exercise right to acquire Common Stock at a price per share of Common Stock, that is less than the Purchase Price (as adjusted for any stock splits, stock dividends, or the like subsequent to the Final Closing) (collectively, the “Subsequent Purchase Price”), the Company shall make a post-Closing adjustment in the Purchase Price so that the effective price per share paid by the Investors at Closing is reduced to the Subsequent Purchase Price as applied to the Investors’ then current holdings. Within five business days following the closing of the subsequent sale, the Company shall pay to the Investors the product of the number of Shares owned by Investors on the date of the subsequent sale times the difference between the Purchase Price and the Subsequent Purchase Price. Payment shall be made in cash or issuance of the notes, Preferred Stock, Common Stock, unit offering or whichever financing is causing the triggering of this provision, at the option of each individual Investor.

ARTICLE VII

COVENANTS OF THE INVESTORS

7.1 Compliance with Law. The Investor’s trading activities with respect to shares of the Company’s Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company’s Common Stock is listed or traded.

7.2 Transfer Restrictions. The Investors acknowledge that (1) the Warrants and Shares have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investors shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, or Company’s counsel shall have delivered to the Investors an opinion of counsel, to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

7.3 Restrictive Legend. The Investor’s acknowledge and agree that the Shares, and, until such time as the Shares have been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

“THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

7.4 Removal of Legend. The Company agrees to issue or cause its transfer agent to issue certificates without restrictive legend within five (5) business days of the Company’s (or its transfer agent’s) receipt of a legended certificate at any time following the Effective Date accompanied by an appropriate certificate of sale, or following any sale pursuant to Rule 144 accompanied by appropriate 144 paperwork and a legal opinion.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS

The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to each Closing, of the following conditions:

8.1	No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

8.2 Representations True and Correct. The representations and warranties of the Investors contained in this Agreement shall be true and correct in all material respects on and as of the each Closing with the same force and effect as if made on the each Closing.

8.3 Compliance with Covenants. The Investors shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at each Closing.

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

8.4 No Adverse Proceedings. On each Closing, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE IX

CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATIONS

The obligation of the Investors to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to each Closing unless specified otherwise, of the following conditions:

9.1	No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

9.2 Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of each Closing with the same force and effect as if made on the date of Closing.

9.3 Compliance with Covenants . The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at each Closing.

9.4 No Adverse Proceedings. On each Closing, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

10.1	Termination. This Agreement may be terminated at any time prior to the Closing Date:

10.1.1	by mutual written consent of the Investors and the Company;

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

10.1.2 by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of any Investor set forth in this Agreement, or the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company or any Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article VIII or Article IX hereof would not be satisfied (a “Terminating Breach”), and such breach shall, if capable of cure, not have been cured within five (5) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

10.1.3 by either party, if the Final Closing is after April 30, 2004.

10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Paragraph 10.1 hereof, there shall be no liability on the part of the Company or the Investors or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease.

10.3 Amendment. This Agreement may be amended by the parties hereto any time prior to each Closing by an instrument in writing signed by the parties hereto.

10.4 Waiver. At any time prior to the Final Closing, the Company or the Investors, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.

ARTICLE XI

GENERAL PROVISIONS

11.1 Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement.

11.2 Indemnification. Each Investor, severally and not jointly agrees to defend and hold the Company (following each Closing) and its officers and directors harmless against and in respect

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement by such Investor or failure by such Investors to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The Company agrees to defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.

11.3 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4 Entire Agreement. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Process Equipment, Inc.

14 Wall Street, 20th Floor

New York, NY 10005

With a copy to:

Baker McKenzie

805 Third Avenue

New York, NY 10022

Attn: Howard H. Jiang, Esq.

If to the Investors:

To the address listed on Schedule A herein or to the address provided to the Company by an Investor.

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

11.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7 Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

11.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10 Jurisdiction. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be resolved through friendly consultation, if possible. Such consultation shall begin immediately after one party has delivered to the other party a written request for such consultation (the “Consultation Date”). If the dispute cannot be resolved within 30 days following the Consultation Date, the dispute shall be submitted to arbitration upon the request of either party, with written notice to the other party. The arbitration shall be conducted by a tribunal (the “Tribunal”) in New York, New York under the auspices of the American Arbitration Association (“AAA”) in accordance with the commercial arbitration rules and supplementary procedures for international commercial arbitration of the AAA. All arbitration proceedings shall be conducted in English. Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other party in connection with the arbitration proceedings. Arbitration shall be the sole, binding, exclusive and final remedy for resolving any dispute between the parties; either party may apply to any court of competent jurisdiction in relevant jurisdictions for enforcement of any award granted by the Tribunal. During the period when a dispute is being resolved, except for the matter being disputed, the parties shall in all other respects continue to abide by the terms of this Agreement. It is agreed that the prevailing party shall be entitled to reasonable attorney’s fees to be fixed by the arbitrator.

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

11.11 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.12 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

11.13 Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.14 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.15 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Agreement.

THE COMPANY

Process Equipment, Inc.

By: ___________________

Title:__________________

INVESTORS

___________________________________________	____________________________________________
Print Name:	Print Name:

Entity (if appropriate): _________________________	Entity (if appropriate): __________________________

___________________________________________	____________________________________________

Title: (if appropriate):__________________________	Title: (if appropriate):___________________________

___________________________________________	____________________________________________
Print Name:	Print Name:

Entity (if appropriate): _________________________	Entity (if appropriate):___________________________

___________________________________________	_____________________________________________

Title: (if appropriate):__________________________	Title: (if appropriate): ___________________________

___________________________________________	_____________________________________________
Print Name:	Print Name:

Entity (if appropriate):_________________________	Entity (if appropriate):___________________________

___________________________________________	____________________________________________

Title: (if appropriate):__________________________	Title: (if appropriate):___________________________

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

Schedule A

NAME AND ADDRESS	AMOUNT OF INVESTMENT	NUMBER OF UNITS	NUMBER OF SHARES OF COMMON STOCK	NUMBER OF WARRANTS (CLASS C & D EACH)

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

Exhibit A

Form of Warrant

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

EXHIBIT PAGE

Exhibit B

Registration Rights Agreement

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

EXHIBIT PAGE

Exhibit C

Voting Agreement

April     , 2004

Re:	Voting of shares of Process Equipment, Inc. pursuant to that certain Stock Purchase Agreement (the “Agreement”), made and entered into as of the April , 2004, by and among Process Equipment, Inc. (the “Company”) and those certain investors (collectively, the “Investors”) listed on Schedule A of the Agreement.

Dear Investors:

This letter is to confirm that Red Coral Limited currently owns a majority of the voting common stock of the Company and hereby agrees, pursuant to the Agreement, to vote such common stock in favor of an increase of the share capital of the Company for purposes of enabling the Company to issue the Shares. Terms used herein but not defined shall have the meanings set forth in the Agreement.

Sincerely,

_________________________________

By:______________________________

Name:

Title:

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

EXHIBIT PAGE

Exhibit D

Escrow Agreement

STOCK PURCHASE AGREEMENT BETWEEN

___________________ AND CERTAIN INVESTORS

EXHIBIT PAGE